TTWF, LLC
1148 FOURTH STREET SUITE 116
SANTA MONICA, CA 90401

As of September 9th, 2003

National Lampoon, Inc.
10850 Wilshire Blvd. Suite 1000
Los Angeles, CA 90024
Attn: Sara Rutenberg

Re: “The Trouble With Frank”/License Agreement

Ladies/Gentlemen:

The following shall constitute the agreement (the “Agreement”) between TTWF, LLC (“Company”) and National Lampoon, Inc. (Licensor”) with respect to the license of Licensor’s name, trademark and other intellectual property rights for use in connection with the motion picture project presently entitled “The Trouble With Frank” (the “Picture”).

1.     CONDITIONS PRECEDENT: Company’s obligations hereunder are subject in all respects to satisfaction of the following conditions precedent:

1.1    Company’s receipt of this Agreement signed by Licensor;

1.2    Signature and delivery to Company in a form and substance acceptable to Company of a separate agreement between Company, on the one hand, and Matty Simmons Productions, Inc. and Matty Simmons (“Simmons”), on the other hand, in connection with Company’s purchase of the screenplay for the Picture written by Simmons (the “Screenplay”);

13     Signature and delivery to Company in a form and substance acceptable to Company of a separate agreement between Company, on the one hand, and J. D. Shapiro (“Shapiro”), Sal Catalano (“Catalano”) and Bill Dozier (“Dozier”) (and/or their respective loanout companies), on the other hand, in connection with Company’s engagement of Shapiro, Catalano and Dozier to render rewriting services in connection with the Screenplay;

1.4    Signature and delivery to Company in a form and substance acceptable to Company of a separate agreement dated as of September 9, 2003 between Company and MSP with respect to the producing services of Simmons in connection with the Picture; and

1.5    Company’s approval of all chain-of-title documentation to the Picture.

2      LICENSE: Upon Company’s payment of the “Fee” (defined below), Company shall automatically and immediately be vested with and Licensor automatically and immediately shall be deemed to have licensed to Company, on a non-exclusive basis in perpetuity throughout the universe, in any and all languages, the right to use the “National Lampoon” name, trademarks, logos and insignias and/or any variant or component thereof in connection with: (i) the Picture (including without limitation the title thereof) and all remakes, sequels and other audio-visual productions based thereon in any and all media now known or hereafter devised, and (ii) the advertising, marketing, publicity, promotion and other ancillary exploitation (including without limitation soundtrack albums, publications, video games, computer and/or interactive software, “making of’ or “behind the scenes” films, merchandising and commercial tie-ins) of the Picture and any remakes, sequels and other audio- visual productions based thereon (collectively, the “Rights”). Company’s usage of Licensor’s name, trademark, logos, insignias and/or any variant thereof pursuant to the terms of this Agreement shall be subject to Licensor’s prior approval (which approval shall be provided promptly and shall not be unreasonably withheld). Notwithstanding the foregoing, Company acknowledges and agrees that whenever the Licensor’s trademark (the “Mark”) is used in printed text it shall appear as “National Lampoon’s” stylized font in customary form. The Mark shall remain the sole property of Licensor, and all right, title and interest in and to the Mark shall belong to Licensor in perpetuity and throughout the universe, subject to the terms and conditions hereof. Licensee acknowledges that Licensor’s editorial policy prohibits the display of photographs or other renderings of genitalia of either sex or acts of explicit sex or sadomasochism in connection with the Mark. The Picture will not contain any material that would earn a rating from the MPAA that is more restrictive than “R”. Company shall be obligated to use the Mark in connection with the Picture, provided that in the event Licensor is subject to any bankruptcy proceeding or corporate dissolution and/or any of Licensor’s officers, directors and/or senior employees are charged with any felony prior to the initial release of the Picture, Company shall not have any obligation to use the “National Lampoon” name, trademark, logos, insignias and/or any variant thereof.

3.     LICENSE FEE: As full consideration for Licensor’s license of the Rights hereunder, and provided that Licensor is not in material default hereunder, Company shall pay Licensor a fee in the amount of *** (the “Fee”), payable upon commencement of principal photography of the Picture. The Fee shall be applicable against the “Participation” (defined below). Payments shall be sent to the following address: National Lampoon, Inc., 10850 Wilshire Blvd. Suite 1000, Los Angeles, CA 90024, Attn: Sara Rutenberg. All payments shall be deemed made when placed in the U.S. mail, or sent by courier or messenger.

***The Registrant has omitted this portion of this exhibit pursuant to a request for confidential treatment.  The omitted material has been filed separately with the Securities and Exchange Commission.

4.     CONTINGENT COMPENSATION: Provided that Licensor is not in material default hereof, Licensor shall be entitled to receive a participation (the “Participation”) equal to *** of “Adjusted Gross Receipts” (as customarily defined by the distributor of the Picture) accruing from and after the point at which Adjusted Gross Receipts exceeds the greater of: (i) two times the actual all-in cost of production of the Picture plus one times the interest thereon, or (ii) “Initial Cash Breakeven” (as customarily defined by the distributor of the Picture) inclusive of interest; escalating to *** of Adjusted Gross Receipts accruing from and after “Actual Breakeven” (as customarily defined by the distributor of the Picture) calculated on a moving basis. Company makes no representation or warranty that the Picture will be produced, or if the Picture is produced, that the proceeds of the Picture shall be sufficient to generate any Participation.

***The Registrant has omitted this portion of this exhibit pursuant to a request for confidential treatment.  The omitted material has been filed separately with the Securities and Exchange Commission.

5.     OWNERSHIP: Company shall be the sole and exclusive owner of the Picture under copyright and otherwise (including, but not limited to, outtakes), and Company shall have the right to use, exploit, advertise, exhibit, merchandise, and otherwise turn to account any or all of the foregoing in any media (including, but not limited to, video games, computer and/or interactive software, “making of’ or “behind the scenes” films), whether now known or hereafter devised, throughout the world, in all languages, as Company, in its sole and unfettered discretion, shall determine. Except as set forth above, Licensor shall not be entitled to any additional compensation in connection with any such use. Licensor hereby waives the exercise of any provision of law known as “droit moral” or any similar law which may now or hereafter be recognized in any country or place. Licensor acknowledges that the compensation payable under this Agreement includes adequate and equitable remuneration for so-called “rental and lending rights” and, to the fullest extent permitted by applicable law, constitutes a complete worldwide buyout and assignment to Company of all rental and lending rights in perpetuity.

5A.   SUBSEOUENT PROJECTS: Provided that Licensor is not in material default hereunder, then if Company or a parent, subsidiary or affiliate of Company elects to produce a theatrical sequel or remake or television production based on the Picture (collectively, a “Subsequent Project”), Company shall pay Licensor in connection with each Subsequent Production: (i) a royalty in an amount equal to the Fee set forth in paragraph 3 above (which royalty shall be payable upon the commencement of principal photography of each Subsequent Production), and (ii) a participation in the Adjusted Gross Receipts of each Subsequent Production as defined in Paragraph 4 above.

6.     REPRESENT A TIONS AND WARRANTIES: Licensor represents, warrants and agrees that:

         6.1   Neither the Rights nor any part or element thereof: (i) infringes upon or violates the personal or property rights or any other rights of any person or entity (including, without limitation, the rights of copyright, trademark, privacy and publicity); or (ii) contains any element or material which in any manner constitutes a libel, slander or other defamation of any person or entity;

         6.2   The Rights are and shall at all times be free and clear of any liens, claims, charges or encumbrances;

         6.3   No claims, litigation or other proceedings have heretofore been asserted and/or brought and no claims, litigation or proceedings are pending or threatened relating to the Rights and/or to any of the other rights and privileges granted or to be granted to Company hereunder;

         6.4   Licensor is the sole and exclusive owner of the Rights, and of all other rights and privileges granted or to be granted to Company hereunder, and Licensor has full right, power and authority to make and perform this Agreement without obtaining the consent or approval of any person or entity;

         6.5   No part of the Rights is in the public domain;

         6.6   Licensor has not done or omitted to do, nor will Licensor do or omit to do, any act or thing which would impair, encumber or diminish Company’s full enjoyment of the Rights and all other rights and privileges licensed and to be licensed to Company under this Agreement; and

         6.7   Licensor has not entered into any agreement (written or oral, implied or express) with any third party which relates to the Picture or the production of the Picture nor has Licensor made any promises to any third party in connection with the Picture or the production of the Picture.

7.     INDEMNITY: Licensor will defend, indemnify, make good, save and hold harmless Company, its parent, successors, licensees and assigns and their respective officers, agents and employees, from all claims, liabilities, damages, costs, charges, reasonable outside attorneys’ fees, recoveries, actions, judgments, penalties, expenses and other losses whatsoever which may be obtained against, imposed upon or suffered by Company, its parent, successors, licensees and assigns arising from a breach of any of Licensor’s representations, warranties or agreements hereunder. Company shall defend, indemnify, make good, save and hold harmless Licensor from any all claims, liabilities, damages, costs, charges, reasonable outside attorneys’ fees, recoveries, actions, judgments, penalties, expenses and other losses whatsoever which may be obtained against, imposed upon or suffered by Licensor arising from a breach of any of Company’s representations, warranties or agreements hereunder and/or Company’s development, production, distribution and exploitation of the Picture with respect to which Licensor has no obligation to indemnify Company hereunder. Company shall not be required to indemnify Licensor for any claims arising from Licensor’s intentionally tortious or grossly negligent conduct.

8.     INSTITUTION OF LEGAL ACTION: Licensor hereby grants to Company the free and unrestricted right, exercisable at Company’s cost and expense, to institute in the name and on behalf of Licensor suits and proceedings at law or in equity to enjoin and restrain any infringement(s) of the Rights herein licensed; Licensor hereby assigns to Company any and all causes of action arising from any such infringement(s) and any and all recoveries obtained in any such action.

9.     NO OBLIGATION TO PROCEED: Notwithstanding any other provision of this Agreement, Company shall have no obligation to utilize the Rights or to produce, release, distribute or otherwise exploit the Picture, or to exercise any or all of Company’s rights hereunder.

10.   ASSIGNMENT: Company shall have the right to assign, license and delegate this Agreement in whole or in part, or any or all of Company’s rights, obligations, options or privileges hereunder, to any entity, and this Agreement and any or all of said rights, obligations, options and/or privileges may in turn be transferred by any assignee, successor, transferee or delegate.

11.    NOTICES: All notices hereunder shall be in writing and shall be given by courier or facsimile transmission with written confirmation of receipt, or by registered or certified mail (postage prepaid), and shall be deemed given hereunder on the date delivered, sent by courier or faxed or a date forty-eight (48) hours after the date mailed. The time to respond to notices given during the Christmas-New Year’s week shall be tolled until five (5) business days following New Year’s Day. Until further notice, the address of the parties shall be as follows:

OWNER	COMPANY

National Lampoon, Inc.	TTWF, LLC
10850 Wilshire Blvd. Suite 1000	1148 Fourth Street Suite 116
Los Angeles, CA 90024	Santa Monica, CA 90401
Attn: Bill Greenblatt

With a copy to:

Barkin ¸ Smith
11661 San Vicente Blvd. Suite 210
Los Angeles, CA 90049
Attn: Gary Barkin

12.   LIMITATION OF REMEDIES: Licensor acknowledges that in the event of a breach of any of Company’s obligations under this Agreement, the damages (if any) caused to Licensor thereby is not irreparable or otherwise sufficient to give rise to a right of injunctive or other equitable relief; and Licensor’s rights and remedies in the event of a breach of this Agreement by Company shall be limited to the right, if any, to recover damages in an action at law and Licensor shall not shall not have the right to terminate or rescind this Agreement nor shall Licensor be entitled to any equitable relief to restrict or interfere with Company’s right to produce, distribute, market or exploit all motion pictures or other productions produced pursuant to this Agreement or contemplated herein (including, but not limited to, derivative works) and the ancillary rights therein or to otherwise exploit or exercise any of the rights granted to Company hereunder.

13   NOTICE FOR COMPANY’s FAILURE TO PERFORM: No failure on the part of Company to perform any of its obligations hereunder shall be deemed a breach of this Agreement unless and until Company fails to cure such failure within thirty (30) calendar days after written notice by Licensor to Company of such failure to perform.

14.   DISPUTE RESOLUTION: Any controversy, claim, or dispute arising out of or related to this Agreement or the interpretation, performance, or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties (a “Dispute”) shall be resolved according to the procedures set forth in this paragraph which shall constitute the sole dispute resolution mechanism hereunder. In the event that the parties are unable to resolve any Dispute after meeting and attempting in good faith to reach a negotiated resolution, such Dispute(s) shall first be mediated by a retired judge or justice of any California state or federal court. If the parties are unable to agree upon a mediator, either party may apply to the Los Angeles office of

JAMS/Endispute, or its successor (“JAMS”) for the appointment of a mediator from a panel of retired judges and justices maintained by that organization.

14.1  If the parties are unable to resolve one or more Dispute(s) by mediation, then either party may initiate arbitration of such Dispute(s). The arbitration shall be initiated and conducted according to the JAMS/Endispute Comprehensive Arbitration Rules and Procedures or the JAMS Employment Arbitration Rules and Procedures, whichever is applicable, in effect as of the date hereof, including the Optional Appeal Procedure provided for in such rules (the “Arbitration Rules”). The arbitration shall be conducted in Los Angeles County before a single neutral arbitrator appointed in accordance with the Arbitration Rules, except that the parties shall be entitled to undertake discovery in the arbitration in accordance with the statutory provisions and rules applicable, as of the date of the first Arbitration Notice, to discovery in civil actions before a Superior Court of the State of California in Los Angeles County. The arbitrator shall have the authority to hear and rule upon all discovery motions and, in connection therewith, to award sanctions as appropriate in accordance with the then-prevailing California law. Any appeal shall be heard and decided by a panel of three neutral arbitrators. The neutral arbitrator and the members of any Appeal Panel shall be retired judges or justices of any California state or federal court. In all their substantive (as opposed to procedural or discovery-related) rulings, the arbitrator and Appeal Panel shall apply the law specified in the choice of law provision of this Agreement. If either party refuses to perform any or,all of its obligations under the final arbitration award (following appeal, if applicable) within thirty (30) days of such award being rendered, then the other party may enforce the final award in any court of competent jurisdiction in Los Angeles County. Except to the extent otherwise required pursuant to the applicable JAMS rules and procedures and applicable law, each party will pay the fees of its respective attorney( s), the expense of its witnesses, cost of any record or transcript of the arbitration, and any other expenses connected with the arbitration that such party might be expected to incur had the Dispute been subject to resolution in court.

14.2  Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard in a court of competent jurisdiction in Los Angeles County. If a party believes in good faith that all or part of a Dispute, or any claim for relief or remedy sought, is not subject to arbitration under then-prevailing law, then that party may seek a determination to that effect from an appropriate court. If the court determines that the matter is not arbitrable or that the remedy sought is not available in arbitration, then the specific matter or request for remedy in question shall be resolved by the court, sitting without a jury, and the parties hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any party against any other party or parties with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability. All other matters and claims for relief shall be subject to arbitration as set forth above.

15.   LIMIT ON LIABILITY: The parties agree that in any arbitration or other action regarding or related to this Agreement, the damages that may be awarded shall be limited to any actual damages suffered. Without limiting the foregoing, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, OR ANY CLAIM FOR LOSS OF PROFITS, LOST BUSINESS, OR LOST BUSINESS OPPORTUNITIES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.   GOVERNING LAW / ENTIRE UNDERSTANDING: This Agreement shall be governed by the laws of the State of California applicable to agreements executed and to be wholly performed therein. This Agreement sets forth the complete understanding between Licensor and Company with respect to the subject matter hereof, and all prior agreements have been merged herein, whether written or oral, and may not be modified except by a written instrument signed by the party to be charged. Licensor acknowledges that no representation or promise not expressly contained in this Agreement has been made by Company or any of its agents, employees or representatives. Paragraph headings are for the convenience of the parties only and shall have no legal effect whatsoever.

If the foregoing accurately reflects your understanding of our agreement, please confirm by signing in the space provided below.

Very truly yours,

TTWF, LLC

By: /s/ William Greenblatt

Its: ______________________
ACCEPTED AND AGREED TO:

NATIONAL LAMPOON, INC.

By:/s/ Douglas S. Bennett

Its: EVP